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                                                                    EXHIBIT 99.1


KCSA                                                                        News
W O R L D W I D E
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Public & Investor Relations, Corporate & Marketing Communications



FOR:     MTL INC.
         3108 Central Drive
         Plant City, FL 33567

CONTACT: Daniel R. Furth
         (800) 282-2031

CLC      Cidney L. Gilbertson
CONTACT: (610) 363-4443

APOLLO   Joshua Harris
CONTACT: (212) 261-4032

KCSA     Joseph A. Mansi/Adam I Friedman
CONTACT: (212) 682-6300 ext. 205/215

                                                           FOR IMMEDIATE RELEASE
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              MTL INC. TO COMBINE WITH CHEMICAL LEAMAN CORPORATION


          PLANT CITY, Fla., June 24, 1998 MTL INC. MTL or ("the Company"), the holding Company of one of North America's largest bulk transport services providers, announced today that it has entered into a definitive agreement with Chemical Leaman Corporation ("CLC") to combine with CLC and its subsidiaries.

          MTL recently announced the completion of its merger and recapitalization whereby certain affiliates of Apollo Management L.P. became MTL's controlling shareholder.
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          In announcing this agreement, Charles J. O'Brien, Jr., MTL's President and Chief Executive Officer, said, "Uniting these two leading service organizations under one holding company allows each major tank truck subsidiary Montgomery Tank Lines and Chemical Leaman Tank Lines to actively pursue their independent, highly successful growth strategies. The combination with Chemical Leaman further solidifies MTL Inc.'s position as the leader in its industry."

          CLC Chairman and Chief Executive Officer, David R. Hamilton, stated, "The transaction between MTL Inc. and CLC creates the number one tank truck company in North America. Our two companies share several operating values: variable cost business models, quality service, technological innovation and the tenets of Responsible Care(R) offering great benefits to our many customers."

          MTL Chief Financial Officer, Dick Brandewie stated his belief that, "The Company's prospects are enhanced by the transaction. Furthermore, after giving effect to synergies and the elimination of certain non-recurring items, it is anticipated that MTL on a consolidated basis, will have a debt to trailing twelve months pro forma EBITDA of approximately five times and trailing twelve months pro forma EBITDA to pro forma interest expense of approximately two times."

          Joshua Harris, Apollo partner and MTL Director, said, "CLC is one of the finest companies in the bulk transportation business with a solid reputation for customer service and professionalism. The aggregate strength of these two tank truck operators under one holding company creates a customer-service enterprise without equal in the history of the tank truck industry."

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          MTL Inc. operates approximately 1,900 tractors and 4,000 tank trailers through its three principal transportation subsidiaries: Montgomery Tank Lines, Inc., Quality Carriers, Inc. and Levy Transport, Ltd.

          Headquartered in Exton, Pennsylvania, Chemical Leaman Corporation is a holding company with varied business interests in the bulk transportation services industry, including: Chemical Leaman Tank Lines, Inc., QualaSystems, Inc., Fleet Transport Company, Inc., TransPlastics, Inc., Leaman Logistics, Inc., EnviroPower, Inc. and Power Purchasing, Inc.

          Both companies are Chemical Manufacturers Association Responsible Care(R) Partners and serve a wide variety of manufacturing and industrial customers including a large number of Fortune 500 chemical companies
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This Press release contains statements of a forward-looking nature relating to future events. Shareholders are cautioned that such statements are predictions and that actual events or results may differ significantly.


This release is available on the KCSA Worldwide Public Relations website at www.kcsa.com.

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